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                                                                     EXHIBIT 5.1

            [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]



                                 March 7, 1997



MCN Corporation
MCN Financing II
MCN Financing III
MCN Financing IV
c/o MCN Energy Group Inc.
500 Griswold Street
Detroit, Michigan 48226

                          Re:     MCN Corporation;
                                  MCN Financing II;
                                  MCN Financing III;
                                  MCN Financing IV;
                                  Registration Statement on Form S-3
                                  ----------------------------------

Ladies and Gentlemen:

                 We have acted as special counsel to (1) MCN Corporation (the "Company"), a corporation organized under the laws of the State of Michigan and
(2) MCN Financing II, MCN Financing III and MCN Financing IV (each an "MCN Trust" and, together, the "MCN Trusts"), statutory business trusts formed under the Business Trust Act of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-21175), filed by the Company and the MCN Trusts with the Securities and Exchange Commission (the "Commission") on February 5, 1997 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement being hereinafter referred to as the "Registration Statement") relating to the registration under the Act of the preferred securities (the "Preferred Securities") of each of the MCN Trusts and certain other securities.

                 The Preferred Securities of each MCN Trust are to be issued pursuant to the Amended and Restated Decla-
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MCN Corporation
March 7, 1997
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ration of Trust of such MCN Trust (each a "Declaration" and, collectively, the
"Declarations"), each such Declaration being among the Company, as sponsor, Wilmington Trust Company, as the institutional trustee and as Delaware trustee (the "Institutional Trustee") and Daniel L. Schiffer and Sebastian Coppola, as regular trustees (together, the "Regular Trustees").

                 This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                 In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust of each of the MCN trusts (the "Certificates of Trust") filed with the Secretary of State of the State of Delaware on March 6, 1996 with respect to MCN Financing II and February 3, 1997, in the case of MCN Financing III and MCN Financing IV; (ii) the form of the Declaration of each of the MCN Trusts (including the designation of the terms of the Preferred Securities annexed thereto); and (iii) the form of the Preferred Securities of each of the MCN Trusts. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us a certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the MCN Trusts, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of





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MCN Corporation
March 7, 1997
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such parties.  In addition, we have assumed that the Declaration of each MCN
Trust, and the Preferred Securities of each MCN Trust, when executed, will be in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustee and other representatives of the Company, the MCN Trusts and others.

                 Members of our firm are admitted to the bar in the State of New York, and we express no opinion as to the laws of any jurisdiction other than the Business Trust Act of the State of Delaware.

                 Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Preferred Securities of each MCN Trust, when the Declaration of such MCN Trust is duly executed and delivered and the terms of the Preferred Securities are established in accordance with the terms of the Declaration of such MCN Trust, will be duly authorized for issuance and, when issued and executed in accordance with the Declaration of such MCN Trust and delivered and paid for as set forth in the form of prospectus supplement for the Preferred Securities included in the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such MCN Trust. We bring to your attention, however, that the Preferred Securities holders may be obligated, pursuant to the Declaration of such MCN Trust, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee of such MCN Trust to exercise its rights and powers under the Declaration of such MCN Trust.

                 We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the use of our name under






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MCN Corporation
March 7, 1997
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the headings "Validity of Securities" in the base prospectus and "Legal
Matters" in the prospectus supplements included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.



                               Very truly yours,


                               /s/  Skadden, Arps, Slate, Meagher
                                         & Flom LLP